As filed with the Securities and Exchange Commission on July 15, 2013	Registration No. __________

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT Under The Securities Act of 1933

SPAR Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0684451
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 Westchester Avenue, South Building, Suite 204, White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 332-4100

SPAR Group, Inc. 401(k) Profit Sharing Plan

(Full title of the plan)

Agent for Service:	Copies to:

James R. Segreto

Chief Financial Officer, Treasurer and Secretary

SPAR Group, Inc.

333 Westchester Avenue, South Building, Suite 204,

White Plains, New York 10604

(914) 332-4100 (telephone)

(914) 332-0741 (telecopy)

(Name, address, and telephone number, including area code, of agent for service)

Lawrence David Swift, Esq.

General Counsel

SPAR Group, Inc.

333 Westchester Avenue, South Building, Suite 204,

White Plains, New York 10604

(914) 649-4542 (telephone)

(914) 762-3604 (telecopy)

(Name, address, and telephone number, including area code, of counsel to the Registrant)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. (See definition of "large accelerated filer", "accelerated filer", and "smaller reporting company" in Rule 12b-2 of the Exchange Act.). (Check one):

Large Accelerated Filer☐	Accelerated Filer☐

Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	1,500,000	$2.215	$3,322,500	$545.60
(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein, and pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction, for which no separate registration fee is required.

(2)

For the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low prices per share of Common Stock as reported on the Nasdaq Stock Market on July 15, 2013, a day within five business days of this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Those include the Summary Plan Description and Prospectus (the "SPD"), which will be sent or given to the eligible U.S. employees of SPAR Group, Inc. (the "Registrant" or "SGRP"), and its subsidiaries (together with the Registrant, collectively, the "Company"), and to the eligible U.S. employees of SPAR Management Services, Inc. ("SMSI"), SPAR Infotech, Inc. ("SIT"), SP/R, Inc. ("SP/R"), and other affiliates of the Registrant (together with SMSI, SIT and SP/R, each a "Company Affiliate"), that participate in the SPAR Group, Inc. 401(k) Profit Sharing Plan maintained by the Registrant for the eligible employees of Company and the Company Affiliates (as the same may have been and hereafter may be supplemented, modified, amended, restated or replaced from time to time, the "Plan"),. In accordance with the Note to that Part, the document(s) being given to Plan participants under Part I of Form S-8 (including the SPD) will not be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

Each of the following documents filed under with the by the Registrant (Exchange Act File Number 0-27824) are hereby incorporated by reference into this Registration Statement (and each may be referred to individually as a "SEC Report" and also as an "Incorporated Document", as defined below):

SEC Reports:

Each of the following documents are hereby incorporated by reference into and made part of this Registration Statement (and each may be referred to individually as a "SEC Report" and collectively as the "SEC Reports"), each from and after the date such document shall have been filed (whether before, on or after the date hereof) by the Registrant (i.e., SGRP) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable:

(1)	SGRP's most recent Annual Report on Form 10-K for the referenced year or years, as amended including all exhibits thereto and all documents incorporated therein by reference (each an "Annual Report");

(2)

SGRP's most recent annual Proxy Statement in accordance with Schedule 14A for the Registrant's Annual Meeting of Stockholders in the referenced year or years, including all exhibits thereto and all documents incorporated therein by reference (each a "Proxy Statement");

(3)

each Quarterly Report of SGRP on Form 10-Q for the reference quarter or period following the year reported in the Registrant's most recent Annual Report, as amended, including all exhibits thereto and all documents incorporated therein by reference (each a "Quarterly Report");

(4)

each Current Report of SGRP on Form 8-K following the year reported the Registrant's most recent Annual Report, including all exhibits thereto and all documents incorporated therein by reference (each a "Current Report"), excluding, however, any portion of a Current Report deemed "furnished" to (rather than "filed" with) the SEC;

(5)

SGRP's Registration Statement on Form S-3 originally filed with the SEC on October 23, 2009, as amended, including (without limitation) its amendment and restatement (superseding earlier versions) in Pre-Effective Amendment No. 4 on Form S-3/A as filed with the SEC on April 8, 2011, including all exhibits thereto, the prospectus contained therein and all documents incorporated therein by reference ("the Registrant's 2011 S-3 Registration");

(6)

the Plan's most recent Annual Report on Form 11-K for the referenced year or period, as amended, including all exhibits thereto and all documents incorporated therein by reference (each a "Plan Annual Report"; and

(7)

all documents filed after July 15, 2013 (and prior to filing a post-effective amendment hereto that either expressly states there are no remaining unsold securities or deregisters all remaining unsold securities) by the Registrant or the Plan with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those "furnished" (rather than "filed") with the SEC pursuant to the applicable form.

As of the date hereof, those incorporated SEC Reports include (without limitation): SGRP's Annual Report respecting its 2012 fiscal year (as filed with the SEC on April 2, 2013) and Quarterly Report respecting its fiscal quarter ended March 31, 2013 (as filed with the SEC on May 15, 2013), its Proxy Statement for SGRP's Annual Stockholders Meeting in May of 2013 (as filed with the SEC on April 19, 2013), and the Plan's Annual Report for the year ended December 31, 2012 (as filed with the SEC contemporaneously herewith).

SGRP Governing Documents:

Each of the following governing documents of the Registrant also are hereby incorporated by reference into this Registration Statement (and each may be referred to individually as a "SGRP Governing Document" and also as an "Incorporated Document", as defined below): (a) the Registrant's Certificate of Incorporation dated and filed with the Delaware Secretary of State on November 29, 1995, as amended (Exhibit 3.1 hereto); (b) the Registrant's Amended and Restated By-Laws dated as of May 18, 2004, as amended (Exhibit 3.2 hereto); (c) the Registrant's Certificate of Designation of Series "A" Preferred Stock of SPAR Group, Inc., as amended (Exhibit 3.8), and each other certificate of designation respecting any other series of the Registrant's preferred stock, as and when approved and adopted by the Registrant's Board and filed with the Delaware Secretary of State; (d) the Registrant's form of Common Stock certificate (Exhibit 4.5 hereto); (e) the SPAR Group, Inc. 401(k) Profit Sharing Plan and the SPAR Group, Inc. 401(k) Profit Sharing Plan Trust Agreement (Exhibits 4.7 and 4.8 hereto) and each of the Registrant's other stock related benefit plans, including those established by or described in Exhibits 10.1, 10.2, 10.3, 10.4, 10.6 and 10.6 hereto; and (f) each of the Registrant's charters and policies, including Exhibits 3.3, 3.4, 3.5, 3.6, 3.7, 14.1 and 14.2 hereto; in each case as and when adopted, amended, restated and replaced by the Registrant's Board of Directors (and approved by its stockholders to the extent required under any applicable rules of the Nasdaq Stock Market or Delaware law) or otherwise updated in any filing with the Delaware Secretary of State or the SEC (whether before, on or after the date hereof).

Automatic Updates to Information by Subsequent Filings, Etc.

Any information contained or deemed contained at any time in this Registration Statement, including information incorporated from any SEC Report or SGRP Governing Document (each an "Incorporated Document), will from time to time be automatically and simultaneously modified, restated or replaced by the corresponding or other applicable information contained in this Registration Statement, as amended, or in any later filed Incorporated Document ("Modified Information"). This Registration Statement shall be deemed to include such Modified Information, as and when filed, and thereafter shall not include or be deemed to include the unmodified, un-restated or pre-replacement version of such information.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

Not applicable. The shares of Common Stock offered hereby will not consist of any newly issued shares of Common Stock from the Registrant.

Item 6.     Indemnification of Directors and Officers.

The Registrant's Certificate of Incorporation, as amended, eliminates the liability of all directors to the Corporation and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the maximum extent such liability can be eliminated or limited under the Delaware General Corporation Law, as amended (the "DGCL"), which applies to the Registrant as a Delaware corporation. The DGCL permits a certificate of incorporation to include a provision eliminating such personal liability of its directors, and such elimination is effective under the DGCL, except that such liability currently may not be eliminated or limited under the DGCL (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant's Restated By-Laws (as hereinafter defined) provide that the Registrant must indemnify each of its current and former directors, executive officers and other designated persons (including those serving its affiliates in such capacities at the Registrant's request), and may in the Board's discretion indemnify the other current and former officers, employees and other agents of the Registrant and its subsidiaries, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to the fullest extent permitted by Delaware law (see below). The Restated By-Laws also provide that the Registrant must advance the expenses (including attorneys' fees) actually and reasonably incurred by any such person in defending any such action, suit or proceeding, subject to such person's agreement to the extent required by the DGCL under the circumstances to reimburse the Registrant if such person is not entitled to indemnification. The Restated By-Laws and these mandatory indemnification provisions were approved and recommended by the Governance Committee and adopted by the Board of Directors of the Registrant in order to conform to the current practices of most public companies and to attract and maintain quality candidates for its directors and management, and are included in the Amended and Restated By-Laws of SPAR Group, Inc., Dated as of May 18, 2004, as amended (the "Restated By-Laws"). A current copy of the Restated By-Laws is posted and available to stockholders and the public on the Registrant's web site (www.SPARinc.com).

Section 145 of the DGCL provides that the Registrant (as a Delaware corporation) has the power to indemnify under various circumstances anyone who is or was serving as a director, officer, employee or agent of the Registrant or (at its request) another corporation, partnership, joint venture, trust or other enterprise, which includes indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), but only if (i) such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, (ii) in the case of any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful, and (iii) in the case of any suit by or in the right of the Registrant in which the person is adjudged to be liable to the Registrant, the applicable court determines such person is nevertheless fairly and reasonably entitled to such indemnification under the circumstances. Section 145 of the DGCL also permits the Registrant to pay or advance the expenses (including attorneys' fees) actually and reasonably incurred by any such person in defending any such action, suit or proceeding, and requires that the Registrant indemnify such person for such unpaid expenses upon a successful defense of such action, suit or proceeding.

The Registrant maintains director and officer liability insurance that (subject to deductibles, maximums and exceptions) covers most liabilities arising out of the acts or omissions of any officer, director, employee or other covered person, both for the benefit of the Registrant and the direct benefit of its directors and officers, regardless of whether the Restated By-Laws or DGCL Section 145 would permit indemnification of the matters covered by such insurance. The Restated By-Laws and DGCL Section 145 expressly permit the Registrant to secure such insurance and expressly provide that their respective indemnification provisions are not exclusive of any other rights to which the indemnified party may be entitled, including such insurance.

At present, there is no pending action, suit or proceeding involving any director, officer, employee or agent of the Registrant in which indemnification will be required or permitted. The Registrant is not aware of any overtly threatened action, suit or proceeding that may result in a claim for such indemnification.

Item 7.     Exemptions from Registration Claimed.

Not applicable.

Item 8.     Exhibits.

Exhibit Number	Description
3.1

Certificate of Incorporation of SPAR Group, Inc. (referred to therein under its former name of PIA Merchandising Services, Inc.), as amended ("SGRP"), incorporated by reference to SGRP's Registration Statement on Form S-1 (Registration No. 33-80429), as filed with the Securities and Exchange Commission ("SEC") on December 14, 1995 (the "Original S-1"), and the Certificate of Amendment filed with the Secretary of State of the State of Delaware on July 8, 1999 (which, among other things, changes SGRP's name to SPAR Group, Inc.), incorporated by reference to Exhibit 3.1 to SGRP's Quarterly Report on Form 10-Q for the 3rd Quarter ended September 30, 1999.

3.2

Amended and Restated By-Laws of SPAR Group, Inc., as adopted on May 18, 2004, as amended through November 10, 2011 (incorporated by reference to SGRP's Annual Report on Form 10-K, as filed with the SEC on March 21, 2012).

3.3

Amended and Restated Charter of the Audit Committee of the Board of Directors of SPAR Group, Inc., adopted on May 18, 2004 (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on May 27, 2004).

3.4

Charter of the Compensation Committee of the Board of Directors of SPAR Group, Inc., adopted on May 18, 2004 (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on May 27, 2004).

3.5

Charter of the Governance Committee of the Board of Directors of SPAR Group, Inc., adopted on May 18, 2004 (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on May 27, 2004).

3.6

SPAR Group, Inc. Statement of Policy Respecting Stockholder Communications with Directors, adopted on May 18, 2004 (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on May 27, 2004).

3.7

SPAR Group, Inc. Statement of Policy Regarding Director Qualifications and Nominations, adopted on May 18, 2004 (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on May 27, 2004).

3.8

Certificate of Designation of Series "A" Preferred Stock of SPAR Group, Inc., As of March 28, 2008 (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC on March 31, 2008).

4.1

Registration Rights Agreement entered into as of January 21, 1992, by and between SGRP (as successor to, by merger in 1996 with, PIA Holding Corporation, f/k/a RVM Holding Corporation, the California corporation that made such agreement), RVM/PIA, a California Limited Partnership, The Riordan Foundation, and Creditanstalt-Bankverine (incorporated by reference to the Original S-1).

4.2

Amended and Restated Series A Preferred Stock Subscription Agreement by and among SGRP, Robert G. Brown, William H. Bartels and SPAR Management Services, Inc., a Nevada corporation ("SMSI"), dated September 30, 2008, and effective as of March 31, 2008 (incorporated by reference to SGRP's Current Report on Form 8-K dated October 6, 2008, as filed with the SEC on October 10, 2008).

4.3

Series A Preferred Stock Subscription Agreement by and among SGRP, SP/R Inc. Defined Benefit Pension Plan, acting through Robert G. Brown, its Trustee, WHB Services, Inc. Defined Benefit Trust, acting through William H. Bartels, its Trustee, and WHB Services, Inc. Investment Savings Trust, acting through William H. Bartels, its Trustee, affiliates of Mr. Robert G. Brown and Mr. William H. Bartels, dated September 30, 2008, and effective as of September 24, 2008 (incorporated by reference to SGRP's Current Report on Form 8-K dated October 6, 2008, as filed with the SEC on October 10, 2008).

4.4

SGRP's Offer to Exchange Certain Outstanding Stock Options for New Stock Options dated August 24, 2009, incorporated by reference to Exhibits 99(a)(1)(A) through (G) of SGRP's Schedule TO dated August 24, 2009, as filed with the SEC on August 25, 2009 ("SGRP's SC TO-I").

4.5

Form of SGRP's Common Stock Certificate, incorporated by reference to Pre-Effective Amendment No. 1 to SGRP's Registration Statement on Form S-3 (Registration No. 333-162657), as filed with the SEC on February 7, 2011 (the "S-3 First Amendment").

4.6	Form of SGRP's Preferred Stock Certificate, incorporated by reference to the S-3 First Amendment.
4.7	SPAR Group, Inc. 401(k) Profit Sharing Plan, as most recently amended and restated effective as of January 1, 2012 (as filed herewith).

4.8

Amended and Restated SPAR Group, Inc. 401(k) Profit Sharing Plan Trust Agreement between SGRP, as the "Employer", and Robert G. Brown, William H. Bartels and James R. Segreto in their respective individual capacities as trustees, dated as of May 28, 2009, and originally effective as of January 1, 2008 (as filed herewith).

4.9

SGRP'S Registration Statement on Form S-3 originally filed with the SEC on October 23, 2009, as amended, including (without limitation) its amendment and restatement (superseding earlier versions) in its Pre-Effective Amendment No. 4 on Form S-3/A as filed with the SEC on April 8, 2011.

5.1

The opinion of counsel contemplated by Item 601(b)(5)(i) of Regulation S-K is not required because the shares of Common Stock being registered in this Registration Statement are not original issue shares. In addition, neither an opinion of counsel nor an Internal Revenue Service ("IRS") determination letter is required under Item 601(b)(5)(ii) of Regulation S-K because the Registrant has included the alternative undertaking contained below in this Item 8.

10.1

SPAR Group, Inc. 2008 Stock Compensation Plan, effective as of May 29, 2008, and as amended through May 28, 2009 (the "SGRP 2008 Plan"), incorporated by reference to SGRP's Current Report on Form 8-K dated June 4, 2009, as filed with the SEC on June 4, 2009.

10.2	Summary Description and Prospectus dated August 24, 2009, respecting the SPAR Group, Inc. 2008 Stock Compensation Plan, as amended, incorporated by reference to Exhibit 99(a)(1)(G) to SGRP's SC TO-I.
10.3

Form of Nonqualified Stock Option Contract for new awards under the SGRP 2008 Plan (incorporated by reference to SGRP's first and final amendment to its SC TO-I on Schedule TO I/A dated October 20, 2009, as filed with the SEC on October 22, 2009).

10.4

2000 Stock Option Plan, as amended through May 16, 2006 (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, as filed with the SEC on November 14, 2006).

10.5	2001 Employee Stock Purchase Plan (incorporated by reference to SGRP's Proxy Statement for SGRP's annual stockholders meeting held on August 2, 2001, as filed with the SEC on July 12, 2001).
10.6	2001 Consultant Stock Purchase Plan (incorporated by reference to SGRP's Proxy Statement for SGRP's Annual meeting held on August 2, 2001, as filed with the SEC on July 12, 2001).
10.7

Amended and Restated Change in Control Severance Agreement between William H. Bartels and SGRP, dated as of December 22, 2008 (incorporated by reference to SGRP's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on April 15, 2010).

10.8

Amended and Restated Change in Control Severance Agreement between Gary S. Raymond and SGRP, dated as of December 30, 2008 (incorporated by reference to SGRP's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on April 15, 2010).

10.9

Amended and Restated Change in Control Severance Agreement between Kori G. Belzer and SGRP, dated as of December 31, 2008 (incorporated by reference to SGRP's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on April 15, 2010).

10.10

Amended and Restated Change in Control Severance Agreement between Patricia Franco and SGRP, dated as of December 31, 2008 (incorporated by reference to SGRP's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on April 15, 2010).

10.11

Amended and Restated Change in Control Severance Agreement between James R. Segreto and SGRP, dated as of December 20, 2008 (incorporated by reference to SGRP's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on April 15, 2010).

10.12

Amended and Restated Field Service Agreement dated and effective as of January 1, 2004, by and between SPAR Marketing Services, Inc., and SPAR Marketing Force, Inc. (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as filed with the SEC on May 21, 2004).

10.13

First Amendment to Amended and Restated Field Service Agreement between SPAR Marketing Services, Inc., a Nevada corporation ("SMS"), and SPAR Marketing Force, Inc., a Nevada corporation ("SMF"), dated September 30, 2008, and effective as of September 24, 2008 (the "First Amendment") (incorporated by reference to SGRP's Current Report on Form 8-K dated October 6, 2008, as filed with the SEC on October 10, 2008).

10.14

Amended and Restated Field Management Agreement dated and effective as of January 1, 2004, by and between SPAR Management Services, Inc., and SPAR Marketing Force, Inc. (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as filed with the SEC on May 21, 2004).

10.15

Amended and Restated Programming and Support Agreement by and between SPAR Marketing Force, Inc. and SPAR Infotech, Inc., dated and effective as of September 15, 2007 (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on November 14, 2007).

10.16

Trademark License Agreement dated as of July 8, 1999, by and between SPAR Marketing Services, Inc., and SPAR Trademarks, Inc. (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the SEC on March 31, 2003).

10.17

Trademark License Agreement dated as of July 8, 1999, by and between SPAR Infotech, Inc., and SPAR Trademarks, Inc. (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the SEC on March 31, 2003).

10.18

Joint Venture Agreement dated as of March 29, 2006, by and between FACE AND COSMETIC TRADING SERVICES PTY LIMITED and SPAR International, Ltd., respecting the Corporation's subsidiary in Australia (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC on April 2, 2007).

10.19

Joint Venture Shareholders Agreement between Friedshelf 401 (Proprietary) Limited, SPAR Group International, Inc., Derek O'Brien, Brian Mason, SMD Meridian CC, Meridian Sales & Mnrechandisign (Western Cape) CC, Retail Consumer Marketing CC, Merhold Holding Trust in respect of SGRP Meridian (Proprietary) Limited, dated as of June 25, 2004, respecting SGRP's consolidated subsidiary in South Africa (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC on April 12, 2005).

10.20

Joint Venture Agreement dated as of September 3, 2012, by and between Combined Manufacturers National (Pty) Ltd and SGRP Meridian (Pty) Ltd, respecting SGRP's additional consolidated subsidiary in South Africa (incorporated by reference to SGRP's Annual Report on Form 10-K, as filed with the SEC on April 2, 2013).

10.21

Joint Venture Agreement dated as of August 2, 2011, by and among Todopromo, S.A. de C.V., Sepeme, S.A. de C.V., Top Promoservicios, S.A. de C.V., Conapad, S.C., Mr. Juan Francisco Medina Domenzain, Mr. Juan Francisco Medina Staines, Mr. Jorge Carlos Medina Staines, Mr. Julio Cesar Hernandez Vanegas, and SPAR Group International, Inc., respecting SGRP's consolidated subsidiary in Mexico (incorporated by reference to SGRP's Annual Report on Form 10-K, as filed with the SEC on April 2, 2013).

10.22

Joint Venture Agreement dated as of August 30, 2012, by and between National Merchandising of America, Inc., a Georgia corporation, SPAR NMS Holdings, Inc., a Nevada corporation and consolidated subsidiary of SGRP, and National Merchandising Services, LLC, a Nevada limited liability company and consolidated subsidiary of SGRP (incorporated by reference to SGRP's Quarterly Report on Form 10-Q, as filed with the SEC on November 9, 2012).

10.23

Field Services Agreement dated as of September 1, 2012, between National Merchandising of America, Inc., a Georgia corporation, and National Merchandising Services, LLC, a Nevada limited liability company and consolidated subsidiary of SGRP (incorporated by reference to SGRP's Quarterly Report on Form 10-Q, as filed with the SEC on November 9, 2012).

10.24

Asset Purchase Agreement dated as of March 15, 2013, between Market Force Information, Inc., a Delaware corporation, and SPAR Marketing Force, Inc., a Nevada corporation and consolidated subsidiary of SGRP (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on March 20, 2013).

10.25

Revolving Loan and Security Agreement dated as of July 6, 2010 (the "Sterling Loan Agreement"), by and among SGRP, and certain of its direct and indirect subsidiaries, namely SPAR Incentive Marketing, Inc., PIA Merchandising Co., Inc., Pivotal Sales Company, National Assembly Services, Inc., SPAR/Burgoyne Retail Services, Inc., SPAR Group International, Inc., SPAR Acquisition, Inc., SPAR Trademarks, Inc., SPAR Marketing Force, Inc. and SPAR, Inc. (each a "Subsidiary Borrower", and together with SGRP, collectively, the "SPAR Sterling Borrowers"), and Sterling National Bank, as Agent (the "Sterling Agent"), and Sterling National Bank and Cornerstone Bank, as lenders (collectively, the "Sterling Lenders") (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on July 12, 2010).

10.26

Secured Revolving Loan Note in the original maximum principal amount of $5,000,000 issued by the SPAR Sterling Borrowers to Sterling National Bank pursuant to (and governed by) the Sterling Loan Agreement and dated as of July 6, 2010 (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on July 12, 2010).

10.27

Secured Revolving Loan Note in the original maximum principal amount of $1,500,000 issued by the SPAR Sterling Borrowers to Cornerstone Bank pursuant to (and governed by) the Sterling Loan Agreement and dated as of July 6, 2010 (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on July 12, 2010).

10.28

Limited Continuing Guaranty of the obligations of the SPAR Sterling Borrowers under the Sterling Loan Agreement from Robert G. Brown and William H. Bartels in favor of the Sterling Lenders dated as of July 6, 2010 (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on July 12, 2010).

10.29

Agreement of Amendment to Revolving Loan and Security Agreement And Other Documents dated as of September 1, 2011, and effective as of June 1, 2011, among the SPAR Sterling Borrowers, the Sterling Lenders and the Sterling Agent and confirmed by Robert G. Brown and William H. Bartels as guarantors (incorporated by reference to SGRP's Annual Report on Form 10-K, as filed with the SEC on March 21, 2012).

10.30

Second Agreement of Amendment to Revolving Loan and Security Agreement And Other Documents dated and effective as of July 1, 2012, among the SPAR Sterling Borrowers, the Sterling Lenders (including Cornerstone as a departing Lender), and the Sterling Agent (incorporated by reference to SGRP's Quarterly Report on Form 10-Q, as filed with the SEC on August 10, 2012).

10.31

Third Agreement of Amendment to Revolving Loan and Security Agreement And Other Documents dated as of February 8, 2013, and effective as of January 1, 2013, among the SPAR Sterling Borrowers, the Sterling Lenders and the Sterling Agent (incorporated by reference to SGRP's Annual Report on Form 10-K, as filed with the SEC on April 2, 2013).

10.32

Fourth Agreement of Amendment to Revolving Loan and Security Agreement And Other Documents, effective as of July 1, 2013, by and among Sterling National Bank, as "Lender" and "Agent", and SPAR Group, Inc., National Assembly Services, Inc., SPAR Group International, Inc., SPAR Acquisition, Inc., SPAR Trademarks, Inc., and SPAR Marketing Force, Inc., as the current SPAR Sterling Borrowers (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on July 15, 2013)

10.33

Confirmation of Credit Facilities Letter by Royal Bank of Canada in favor of SPAR Canada Company dated as of October 17, 2006 (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC on April 2, 2007).

10.34

General Security Agreement by SPAR Canada Company in favor of Royal Bank of Canada dated as of October 20, 2006 (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC on April 2, 2007).

10.35

Waiver Letter and Amendment by and between Royal Bank of Canada Company, dated as of March 31, 2008 (incorporated by reference to SGRP's Annual Report on Form 10-K, as filed with the SEC on March 31, 2008).

10.36

Letter of Offer dated September 29, 2011, and General Business Factoring Agreement (undated) between Oxford Funding Pty Ltd and SPARfacts Pty Ltd (incorporated by reference to SGRP's Annual Report on Form 10-K, as filed with the SEC on April 2, 2013).

14.1

Code of Ethical Conduct for the Directors, Senior Executives and Employees, of SPAR Group, Inc., Amended and Restated (as of) August 1, 2012 (incorporated by reference to SGRP's Quarterly Report on Form 10-Q, as filed with the SEC on November 9, 2012).

14.2

Statement of Policy Regarding Personal Securities Transactions in SGRP Stock and Non-Public Information, as amended and restated on May 1, 2004, and as further amended through March 10, 2011 (incorporated by reference to SGRP's Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 15, 2011).

21.1	List of Subsidiaries (incorporated by reference to SGRP's Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on April 2, 2013).
23.1	Consent of Rehmann Robson (as filed herewith).
23.2	Consent of Gossler, Sociedad Civil, Member Crowe Horwath International (as filed herewith).
23.3	Consent of BDO South Africa Inc. (as filed herewith).
23.4	Consent of Nitin Mittal and Co. (as filed herewith).
23.5

Consent of Rehmann Robson (incorporated by reference to the SPAR Group, Inc. 401(k) Profit Sharing Plan's Annual Report on Form 11-K for the year ended December 31, 2012, as filed with the SEC contemporaneously herewith).

24.1	Powers of Attorney (included with the signatures in Part II of this Registration Statement)

IRC §401 Qualification Undertaking:

In lieu of filing as exhibits to this registration statement all required determinations from the United States Internal Revenue Service (the "IRS") that the SPAR Group, Inc. 401(k) Profit Sharing Plan, as amended to date (the "Plan"), is qualified under Section 401 of the Internal Revenue Code, the Registrant hereby confirms that it has received such determinations and hereby undertakes to submit to the IRS in a timely manner any amendment to the Plan that is required to be submitted and has made or will make all changes required by the IRS to qualify the Plan thereunder.

Item 9.	Undertakings.

(a)     The undersigned Registrant hereby undertakes with the Securities and Exchange Commission (the "Commission"):

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (1)(i) and (1)(ii) of this section (a) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes with the Commission that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

[Sections (a)(1)(B), (a)(4), (a)(5), (a)(6), (c), (d), (e), (f), (g), (i), (j), (k) and (l) of the undertakings required

By Item 5.12 of Regulation S-K have been omitted as inapplicable to this Registration Statement.]

SIGNATURES

THE REGISTRANT'S SIGNATURES:

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 15th day of July, 2013.

SPAR Group, Inc.

By:	/s/ James R. Segreto
James R. Segreto, Chief Financial Officer,
Treasurer and Secretary (principal financial officer)

[SIGNATURES CONTINUED]

THE REGISTRANT'S SIGNATURES (CONTINUED):

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary S. Raymond, Robert G. Brown, William H. Bartels and James R. Segreto as his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date Signed

/s/ Gary S. Raymond Gary S. Raymond	Director, Chief Executive Officer and President (principal executive officer)	July 15, 2013

/s/ James R. Segreto James R. Segreto	Chief Financial Officer, Treasurer and Secretary (principal financial officer)	July 15, 2013

/s/ Robert G. Brown Robert G. Brown	Director and Chairman (executive officer)	July 15, 2013

/s/ William H. Bartels William H. Bartels	Director and Vice Chairman (executive officer)	July 15, 2013

/s/ Jack W. Partridge Jack W. Partridge	Director and Chairman of the Compensation Committee	July 15, 2013

/s/ Lorrence T. Kellar Lorrence T. Kellar	Director and Chairman of the Audit Committee	July 15, 2013

/s/ C. Manly Molpus C. Manly Molpus	Director and Chairman of the Governance Committee	July 15, 2013

/s/ Arthur B. Drogue Arthur B. Drogue	Director	July 15, 2013

[SIGNATURES CONTINUED]

THE PLAN'S SIGNATURES:

Pursuant to the requirements of the Securities Act of 1933, the Trustees of the SPAR Group, Inc. 401(k) Profit Sharing Plan have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York on July 15, 2013.

SPAR Group, Inc. 401(k) Profit Sharing Plan

By:	/s/ Robert G. Brown
Name: Robert G. Brown
Title: Trustee

By:	/s/ William H. Bartels
Name: William H. Bartels
Title: Trustee

By:	/s/ James R. Segreto
Name: James R. Segreto
Title: Trustee

EXHIBIT INDEX

Exhibit
Number	Description

4.7	SPAR Group, Inc. 401(k) Profit Sharing Plan, as most recently amended and restated effective as of January 1, 2012

4.8

Amended and Restated SPAR Group, Inc. 401(k) Profit Sharing Plan Trust Agreement between SGRP, as the "Employer", and Robert G. Brown, William H. Bartels and James R. Segreto in their respective individual capacities as trustees, dated as of May 28, 2009, and originally effective as of January 1, 2008

23.1	Consent of Rehmann Robson

23.2	Consent of Gossler, Sociedad Civil, Member Crowe Horwath International

23.3	Consent of BDO South Africa Inc.

23.4	Consent of Nitin Mittal and Co.